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                                                                   Exhibit 10.14

                           CHANGE IN CONTROL AGREEMENT


     This Change in Control Agreement (the "Agreement") is entered into as of ______________, 2000, by and between ___________________, an individual
("Executive") and Corio, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     A. Executive is currently a member of senior management of the Company, serving in the capacity of ________________________________.

     B. The Company desires to provide certain protection to Executive in the event of a change in control or potential change in control of the Company, in order to induce Executive to remain in the employ of the Company notwithstanding any risks and uncertainties created by a potential change in control of the Company, as set forth in this Agreement.

                                    AGREEMENT

     THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

     1. Benefits Upon a Change in Control. If (i) during the term of this Agreement and while Executive remains an employee of the Company, the Company shall be subject to a Change in Control and (ii) within one (1) year following such Change in Control the Company terminates the employment of Executive involuntarily and without Business Reasons or a Constructive Termination occurs, then in such case Executive shall be entitled to receive the following: (A) Executive's base salary and vacation accrued through the Termination Date, (B) vesting of all outstanding stock options and other equity arrangements subject to vesting and held by Executive through the Termination Date, plus acceleration of an additional 12 months of vesting of such options and other equity arrangements, and (C) to the extent required by COBRA only, continuation of group health benefits pursuant to the Company's standard programs or in effect at the Termination Date, for a period of not less than 18 months (or such longer period as may be required by COBRA), provided that Executive makes the necessary conversion.

     2. Exclusivity. The provisions of this Agreement are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, either at law, tort or contract, in equity, under Company policies in effect now or hereafter, or under this Agreement, in the event that (i) during the term of this Agreement and while Executive remains an employee of the Company, the Company shall be subject to a Change in Control and (ii) within one (1) year following such Change in Control the Company terminates the employment of Executive involuntarily and without Business Reasons or a Constructive Termination occurs. In such circumstances, Executive shall be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in Section 1.
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     The provisions of this Agreement shall not affect the terms of employment between the Company and Executive or the rights and obligations of the parties under such relationship except as expressly provided herein, it being understood however that Executive's employment is and shall continue to be at-will, as defined under applicable law. Either the Company or Executive may terminate this agreement and Executive's employment at any time, with or without Business Reasons (as defined in subsection 3(a) below), in its or his/her sole discretion, upon fourteen (14) days' prior written notice of termination. If Executive's employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement (in circumstances to which this Agreement applies, as set forth in Section 1), or (in circumstances to which this Agreement does not apply) as may otherwise be available in accordance with the Company's established employee plans and policies at the time of termination.

     3. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

          (a) "Business Reasons" shall mean (i) any act of personal dishonesty taken by Executive in connection with his/her responsibilities as an employee and intended to result in substantial personal enrichment of Executive, (ii) commission of a felony or other offense which involves moral turpitude or is otherwise injurious to the Company or its reputation, (iii) a willful act by Executive which constitutes gross misconduct and which is injurious to the Company or its reputation, (iv) material breach of this Agreement by Executive, including any material breach of the provisions of Section 4 or 5 hereof, or (v) continued violation by Executive of Executive's obligations and duties as an Executive of the Company that are demonstrably willful and deliberate on Executive's part after there has been delivered to Executive a written demand for performance from the Company which describes the basis for the Company's belief that Executive has not substantially performed his/her duties.

          (b) "Constructive Termination" shall be deemed to occur if (A) without the consent of Executive, (i) there is a significant reduction in Executive's overall scope of duties, authorities and responsibilities (it being understood that a new position within a larger combined company is not a constructive termination if it is in the same area of operations and involves similar scope of management responsibility notwithstanding that the individual may not retain as senior a position overall within the larger combined corporation as Executive's prior position within the Company), (ii) Executive is required to relocate his/her place of employment, other than a relocation within 50 miles of Executive's current business location, or (iii) there is a reduction of more than 20% of Executive's base salary or target bonus (other than any such reduction consistent with a general reduction of pay across the Executive staff as a group, as an economic or strategic measure due to poor financial performance by the Company) and (B) within the thirty (30) day period immediately following such material adverse change or reduction Executive elects to terminate his/her employment voluntarily.

          (c) "Change in Control" shall mean any merger, consolidation, sale of assets or other similar transaction or series of transactions involving the Company, other than any such transaction or transactions following which the Company or its stockholders continue to own a majority of the combined voting power of the outstanding securities of the corporation or other entity surviving or succeeding to the business of the Company.

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     4.   Confidential Information.

          (a) Executive acknowledges that the Confidential Information (as defined below) relating to the business of the Company and its subsidiaries which Executive has obtained or will obtain during the course of his/her association with the Company and subsidiaries and his/her performance under this Agreement are the property of the Company and its subsidiaries. Executive agrees that he/she will not disclose or use at any time, either during or after the Employment period, any Confidential Information without the written consent of the Board of Directors of the Company. Executive agrees to deliver to the Company at the end of the Employment period, or at any other time that the Company may request, all memoranda, notes, plans, records, documentation and other materials (and copies thereof) containing Confidential Information relating to the business of the Company and its subsidiaries, no matter where such material is located and no matter what form the material may be in, which Executive may then possess or have under his/her control. If requested by the Company, Executive shall provide to the Company written confirmation that all such materials have been delivered to the Company or have been destroyed. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

          (b) "Confidential Information" shall mean information which is not generally known to the public and which is used, developed, or obtained by the Company or its subsidiaries relating to the businesses of any of the Company and its subsidiaries or the business of any customer thereof including, but not limited to: products or services; fees, costs and pricing structure; designs; analyses; formulae; drawings; photographs; reports; computer software, including operating systems, applications, program listings, flow charts, manuals and documentation; databases; accounting and business methods; inventions and new developments and methods, whether patentable or unpatentable and whether or not reduced to practice; all copyrightable works; the customers of any of the Company and its subsidiaries and the Confidential Information of any customer thereof; and all similar and related information in whatever form. Confidential Information shall not include any information which (i) was rightfully known by Executive prior to the Employment Period; (ii) is publicly disclosed by law or in response to an order of a court or governmental agency; (iii) becomes publicly available through no fault of Executive or (iv) has been published in a form generally available to the public prior to the date upon which Executive proposes to disclose such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all the material features comprising such information have been published in combination.

          (c) Inventions and Patents. In the event that Executive, as a part of Executive's activities on behalf of the Company, generates, authors or contributes to any invention, new development or method, whether or not patentable and whether or not reduced to practice, any copyrightable work, any trade secret, any other Confidential Information, or any information that gives any of the Company and its subsidiaries an advantage over any competitor, or similar or related developments or information related to the present or future business of any of the Company and its subsidiaries (collectively "Developments and Information"), Executive acknowledges that all Developments and Information are the exclusive property of the Company. Executive hereby assigns to the Company, its nominees, successors or assigns, all rights, title and interest to


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Developments and Information. Executive shall cooperate with the Company's Board of Directors to protect the interests of the Company and its subsidiaries in Developments and Information. Executive shall execute and file any document related to any Developments and Information requested by the Company's Board of Directors including applications, powers of attorney, assignments or other instruments which the Company's Board of Directors deems necessary to apply for any patent, copyright or other proprietary right in any and all countries or to convey any right, title or interest therein to any of the Company's nominees, successors or assigns.

     5.   Non-Competition Agreement.

          (a) Executive acknowledges that his/her services are of a special, unique and extraordinary value to the Company and that he/she has access to the Company's trade secrets, Confidential Information and strategic plans of the most valuable nature. Accordingly, Executive agrees that during the term of the Agreement and for a period of one (1) year following the occurrence of both events discussed in subsections 1(i) and 1(ii) hereof, Executive shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or any of its subsidiaries as such businesses exist or are in process of development on the Termination Date, including without limitation the publication of periodic research and analysis of the information technology industries. Nothing herein shall prohibit Executive from being a passive owner of not more than 1% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

          (b) In addition, during the term of the Agreement and for a period of one (1) year following the occurrence of both events discussed in subsections 1(i) and 1(ii) hereof, Executive shall not (i) induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any subsidiary and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company or any subsidiary at any time during the Employment Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any subsidiary to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any subsidiary.

          (c) Executive agrees that these restrictions on competition and solicitation shall be deemed to be a series of separate covenants not-to-compete and a series of separate non-solicitation covenants for each month within the specified periods, separate covenants not-to-compete and non-solicitation covenants for each state within the United States and each country in the world, and separate covenants not-to-compete for each area of competition. If any court of competent jurisdiction shall determine any of the foregoing covenants to be unenforceable with respect to the term thereof or the scope of the subject matter or geography covered thereby, such remaining covenants shall nonetheless be enforceable by such court against such other party or parties or upon such shorter term or within such lesser scope as may be determined by the court to be enforceable.


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          (d)  Because Executive's services are unique and because Executive has access to Confidential Information and strategic plans of the Company of the most valuable nature, the parties agree that the covenants contained in this
Section 5 are necessary to protect the value of the business of the Company and that a breach of any such covenant would result in irreparable and continuing damage for which there would be no adequate remedy at law. The parties agree therefore that in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof.

     6. Term of Agreement. This Agreement shall commence as of the date first set forth above and shall continue until the date (the "Termination Date") which is the earlier of (i) the date that Executive ceases to be an employee of the Company, for any reason, and (ii) December 31, 2004. Any benefits accruing to Executive under Section 1 hereof prior to or upon the Termination Date shall survive termination of the Agreement, and any obligations of Executive under Sections 1, 4 and 5 hereof shall survive any such termination.

     7.   Miscellaneous Provisions.

          (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing, shall be effective when given, and in any event shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) three (3) business days after deposit in the U.S. mail, if mailed by U.S. registered or certified mail, return receipt requested, or (iii) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, if so delivered, freight prepaid. In the case of Executive, notices shall be addressed to him at the home address which he/she most recently communicated to the Company in writing. In the case of the Company, notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Corporate Secretary.

          (b)  Successors.

               (i) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall be entitled to assume the rights and shall be obligated to assume the obligations of the Company under this Agreement and shall agree to perform the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (i) or which becomes bound by the terms of this Agreement by operation of law.

               (ii) Executive's Successors. The terms of this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.


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               (iii) No Other Assignment of Benefits. Except as provided in this
Section 7(b), the rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (iii) shall be void.

          (c) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (d) Entire Agreement. Executive acknowledges and reaffirms his/her obligations contained in the Company's standard form of Employment, Confidential Information and Invention Assignment Agreement, which was previously executed by Executive (or, if Executive has not previously executed such agreement, by which Executive hereby agrees to be bound in consideration for the mutual agreements herein), and offer letter or employment agreement, if any, which was previously executed by Executive, which documents include, without limitation, obligations regarding confidential information, non-competition and non-solicitation. If there is any conflict between the terms of this Agreement, the Employment, Confidential Information and Invention Assignment Agreement, and any offer letter or employment agreement, the terms of the more restrictive provisions shall control. This Agreement, the Employment, Confidential Information and Invention Assignment Agreement, any offer letter or employment agreement and any stock option agreements collectively contain the entire understanding of the parties with respect to the subject matter hereof and supersede any prior understandings or agreements between the parties with respect to such subject matter.

          (e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (f) Governing Law; Arbitration. This Agreement shall be construed in accordance with and governed by the laws of the State of California as they apply to contracts entered into and wholly to be performed within such state by residents of such state. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration within the federal Northern District of California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. No party shall be entitled to seek or be awarded punitive damages. All attorneys' fees and costs shall be allocated or apportioned by the parties, and in the absence of any agreement or allocation or apportionment shall be awarded to the prevailing party.

          (g) Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.


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          (h)  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                   COMPANY

                                   CORIO, INC.


                                   By:
                                       -----------------------

                                   Its:
                                       -----------------------


                                   EXECUTIVE

                                   -----------------------